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                                                                    EXHIBIT 99.1


NEWS RELEASE                                       [GROUP 1 AUTOMOTIVE INC LOGO]



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
                                                                                        950 Echo Lane, Suite 100 Houston, TX  77024
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AT GROUP 1:                                Chairman, President and CEO             B.B. Hollingsworth, Jr.         (713) 647-5700
                                           EVP, CFO and Treasurer                  Scott L. Thompson               (713) 647-5700
                                           Manager, Investor Relations             Kim Paper                       (713) 647-5700

AT Thomson Financial/Carson:               Investor Relations                      Jeffrey T. O'Keefe              (212) 807-5086
                                           Media Relations                         Alecia Pulman                   (212) 807-5094
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FOR IMMEDIATE RELEASE
THURSDAY, AUGUST 8, 2002



                   GROUP 1 AUTOMOTIVE ELECTS NEW BOARD MEMBER


HOUSTON, AUGUST 8, 2002--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, announced today at the Company's board meeting that Louis E. Lataif was elected to the Board of Directors. Mr. Lataif's term as a director will expire in 2005.

Mr. Lataif, 63, has served as the Dean of the School of Management at Boston University since 1991 after a distinguished 27-year career with Ford Motor Company. While at Ford he was named General Manager of Ford Division and elected a corporate Vice President, then Ford's youngest officer, and served as President, Ford of Europe from 1988 to 1991. Mr. Lataif also serves on the Board of Directors of Bank Audi USA, Great Lakes Chemical Corporation, Intier Automotive, Inc., and The Iacocca Foundation.

B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer, commented, "We are pleased to add Mr. Lataif to our Board. His experience will bring important insights to the Board of Directors. We look forward to his contributions and guidance to help Group 1 achieve its goals."

ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns 72 automotive dealerships comprised of 109 franchises, 29 different brands, and 24 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the Company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

    GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT www.group1auto.com

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